EXHIBIT 2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-18417 and 33-44582 on Forms S-8 of Public Service Enterprise Group Incorporated of our report dated June 28, 2002 appearing in this Annual Report on Form 11-K of the Public Service Enterprise Group Incorporated Employee Savings Plan for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP
Parsippany, New Jersey
July 1, 2002